SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2005
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 28, 2005, Borders Group, Inc. and certain of its subsidiaries (the “Company”) entered into an Increase of Total Commitment and Amendment No. 1 (the “Amendment”) to the Amended and Restated Multicurrency Revolving Credit Agreement dated as of July 30, 2004 with Fleet Retail Group, LLC as administrative agent, JPMorgan Chase Bank, N.A. and Wells Fargo Retail Finance, LLC as co-syndications agents, General Electric Capital Corporation and National City Business Credit, Inc. as co-documentation agents, Bank of America, N.A. and Banc of America Securities Inc. as co-lead arrangers.

The principal purposes of the Amendment were to increase the total commitment under the Amended and Restated Multicurrency Revolving Credit Agreement to $700,000,000, and to extend the term of such Agreement until October 28, 2010.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.25  Increase of Total Commitment and Amendment No. 1 dated as of October 28, 2005 to the Amended and Restated Multicurrency Revolving Credit Agreement, among Borders Group, Inc., its subsidiaries and Parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: November 2, 2005	By:	/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Chief Financial Officer
(Principal Financial and
Accounting Officer)